Exhibit 16.01

                        Richard A. Eisner & Company, LLP




                                                     May 12, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


         Re:      Fun Tyme Concepts, Inc.
                  File Ref. No.:  0-27542

         We were previously the independent auditors for Fun Tyme Concepts, Inc.; under the date of April 30, 1997 (with respect to Notes A and D, May 21,
1997), we reported on the consolidated financial statements of Fun Tyme Concepts, Inc. and subsidiaries as at March 31, 1997, and for each of the years in the two-year period then ended. On April 24, 1998, our engagement was terminated. We have read the statements included under Item 4 of Form 8-K dated April 30 1998 of Fun Tyme Concepts, Inc. and, except for the reference to other auditors, as to which we have no knowledge, we agree with such statements.

                                                               Very truly yours,



                                            /s/ Richard A. Eisner & Company, LLP
                                                Richard A. Eisner & Company, LLP